UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 13, 2023

Mondee Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd Suite 315 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)
(650) 646-3320
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2023 (the “Closing Date”), Mondee Holdings, Inc., a Delaware corporation ( “Mondee”), and its wholly-owned subsidiary, Mondee, Inc., a Delaware corporation (together with Mondee, the “Buyers”), entered into that certain Stock Purchase Agreement, dated November 13, 2023 (the “Purchase Agreement”), with Joseph Vijay Raj John and the other sellers thereto (together, the "Sellers"). Pursuant to the Purchase Agreement, the Sellers sold to Buyers, and Buyers purchased from Sellers, all of the shares (the “Target Shares”) of Purple Grids, Inc., a Delaware corporation ("PurpleGrids"), upon the terms and subject to the conditions of the Purchase Agreement (such purchase and sale, together with the other transactions contemplated by the Purchase Agreement, the “Acquisition”).

In exchange for the Target Shares, Buyers agreed to pay Sellers total consideration of (i) 1,900,000 shares of Class A common stock of Mondee, par value $0.0001 per share, on the Closing Date, which shall be subject to lock-up periods as specified in the Purchase Agreement and (ii) an earn-out component up to an aggregate of 1,000,000 shares of Class A common stock of Mondee, par value $0.0001, contingent on Mondee and certain specified subsidiaries meeting certain revenue targets (such shares of Class A common stock of Mondee, par value $0.0001 per share, referenced in (i) and (ii) above, the "Shares").

The Purchase Agreement contains representations, warranties and covenants of the parties customary for a transaction of this nature. In addition, the Buyers, on the one hand, and the Sellers, on the other hand, agreed to indemnify the other party/parties for certain losses, including, among other things, breaches of representations, warranties and covenants, subject to certain negotiated limitations, thresholds and survival periods set forth in the Purchase Agreement.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.
This summary of the principal terms of the Purchase Agreement and the copy of the Purchase Agreement filed as Exhibit 2.1 have been included to provide investors with information regarding its terms, and is not intended to provide any other factual information about Mondee, the Sellers, the Transferred Companies or any of their respective subsidiaries or affiliates (collectively, the “Parties”). In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, the representations, warranties and covenants in the Purchase Agreement were made as of specific dates, were made solely for the Purchase Agreement and for the purposes of allocating risk between the Parties, rather than establishing matters as facts, are solely for the benefit of such Parties, may be subject to qualifications or limitations agreed upon by such Parties and may be subject to standards of materiality applicable to such Parties that differ from those generally applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission. Accordingly, investors are not third-party beneficiaries under the Purchase Agreement and the representations, warranties and covenants in the Purchase Agreement, and any descriptions thereof, should not be relied on as characterizations of the actual state of facts or circumstances of Parties. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Mondee’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets
The disclosure set forth above under Item 1.01 with respect to the Acquisition is incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K with respect to the Shares is hereby incorporated by reference into this Item 3.02. These Shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering.

Item 8.01 Other Events

On November 15, 2023, Mondee issued a press release announcing the Acquisition, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1†	Stock Purchase Agreement by and among Mondee Holdings, Inc., Mondee, Inc., Purple Grids, Inc., Joseph Vijay Raj John and the other sellers thereto, dated as of November 13, 2023.
99.1	Press Release issued by Mondee Holdings, Inc. on November 15, 2023
104	Cover Page Interactive Data File

†	Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: November 17, 2023

	By:	/s/ Jesus Portillo
Name: Jesus Portillo Title: Chief Financial Officer